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                                                                    Exhibit 10.1


                                PROMISSORY NOTE


$778,414.05                                                    December 30, 2003


     FOR VALUE RECEIVED, the undersigned, Jill Kelly Productions, Inc. the "Obligor"), hereby promises to pay to The Matzuda Corporation (the "Holder"), the principal sum of Seven Hundred Seventy Eight Thousand, Four Hundred Fourteen and 15/100 Dollars ($778,414.05) payable as set forth below. The outstanding balance of principal shall bear interest at the rate of fifteen percent (15%) per annum. Any amount of principal and interest not paid when due shall thereafter bear interest at the rate of eighteen percent (18%) per annum until paid. The payments of principal and interest hereunder shall be made in currency of the United States of America which at the time of payment shall be legal tender therein for the payment of public and private debts.

     This Note shall be subject to the following additional terms and conditions:

1. Payments. Interest on the principal balance outstanding from time to time shall be by March 31, 2005 (Maturity Date). In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday under the laws of the California, such payment shall be or become due on the next succeeding business day.

2. Prepayment. The Holder and the Obligor agree and understand that the entire principal amount, or any portion thereof, of this Note outstanding may be prepaid at any time prior to the Maturity Date.

3. No Waiver. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

4. Place of Payment. All payments of principal of this Note and the interest due hereon shall be made at such place as the Holder may from time to time designate in writing.

5. Events of Default: Remedies. The term "EVENT OF DEFAULT" hereunder shall mean the occurrence of one or more of the following:

          (a) The nonpayment, when due, of any amount payable under this Note or any other instrument, agreement or document by or between Holder and Obligor;

          (b) Obligor shall become insolvent, make an assignment for the benefit of creditors or file or have filed against it any petition, actions, or case or proceeding, voluntarily or


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involuntarily under any law or statute regarding bankruptcy, insolvency, reorganization, receivership or dissolution;

     (c) Any material breach of the representations, warranties, covenants or agreements contained in that certain Master Agreement dated as of the date hereof by and between Obligor and Holder, the Operating Agreement of Obligor or any document or instrument entered into or issued in connection therewith.

5. Severability. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6. Governing Law and Jurisdiction. This Note and the right and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of California. The obligor consents to the jurisdiction of the federal and state courts located in California in any action commenced to enforce this Note.

7. Notice. Any notice given pursuant to this Note shall be in writing and shall be delivered by hand, or by certified or registered mail, postage prepaid, or by telex or telecopy, or by Federal Express, DHL or other similar courier, addressed to the party to whom intended at the address set forth above, or such other address as such party may designate by appropriate notice, and such notice shall be deemed given when personally delivered, mailed, sent or deposited with a courier, as the case may be.

IN WITNESS WHEREOF, the OBLIGOR and HOLDER has signed this Note as of this 30th day of December, 2003.

                                                 OBLIGOR:

                                                 JILL KELLY PRODUCTIONS, INC.

                                                 By: /s/
                                                    ----------------------------
                                                    Ronald C. Stone, Chief
                                                    Financial Officer


                                                 THE MATZUDA CORPORATION

                                                 By: /s/ Robert A. Friedland
                                                    ----------------------------
                                                 Name: Robert A. Friedland
                                                 Title: President



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